Exhibit 10.3

GUARANTEE AGREEMENT

This Guarantee Agreement, dated as of August 11, 2014 (this “Guarantee”), of 振发能源集团有限公司 (Zhenfa Energy Group Co., Ltd.), a Chinese limited liability company (License Number: 渝新 500903000056264) (the “Guarantor”), in favor of STR Holdings, Inc., a Delaware corporation (the “Guaranteed Party”) (each individually a “Party” and, collectively, the “Parties”). Reference is hereby made to the Stock Purchase Agreement by and between the Guaranteed Party and Zhen Fa New Energy (U.S.) Co., Ltd., a Nevada corporation and an indirect wholly owned subsidiary of the Guarantor (“Purchaser”), dated as of the date hereof (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

1. Guarantee. The Guarantor hereby guarantees to the Guaranteed Party, on the terms and subject to the conditions set forth herein, all of the obligations of Purchaser under and pursuant to the terms of the Purchase Agreement, including, but not limited to, (i) payment of the Purchase Price and (ii) performance of all covenants and agreements set forth in such Purchase Agreement, including all covenants and agreements set forth in Article V therein, subject, in each case, to the terms and conditions of such obligations of Purchaser set forth in the Purchase Agreement (collectively, the “Guaranteed Obligations”). The Guarantor shall not have any obligation or liability to any Person under this Guarantee or the Purchase Agreement (whether at law, in equity, in contract, in tort or otherwise) other than as expressly set forth herein or therein, as the case may be.

2. Terms of Guarantee.

(a)                                                This Guarantee is one of payment and performance, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce the Guarantee, irrespective of whether any action is brought against Purchaser or any other Person or whether Purchaser or any other Person is joined in any such action or actions; provided, however, that the Guaranteed Party expressly agrees and acknowledges that it may not seek to enforce the Guarantee in respect of any Guaranteed Obligation if or to the extent that the Guaranteed Party were not then entitled under the terms of the Purchase Agreement to seek to enforce such Guaranteed Obligation directly against the Purchaser. The Guarantor reserves the right to assert any and all defenses which Purchaser may have under the Purchase Agreement or any other agreement entered into, under or in connection with, the Contemplated Transactions with respect to the Guaranteed Obligations.

(b)                                                The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable Legal Requirements, be absolute and unconditional, irrespective of:

(i)                                     any change in the corporate existence, structure or ownership of Purchaser, or any insolvency, bankruptcy, reorganization, liquidation or other similar proceeding of Purchaser or affecting any of their assets;

(ii)                                  any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any of the Guaranteed Obligations, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the terms of the Purchase Agreement or the Transaction Documents, in each case, made in accordance with the terms thereof;

(iii)                               the existence of any claim, set-off or other right that the Guarantor may have at any time against Purchaser, whether in connection with the Guaranteed Obligations or otherwise; or

(iv)                              any lack or limitation of status or power, incapacity, disability or other legal limitation of Purchaser in respect of any Guaranteed Obligations.

(c)                                              In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or otherwise must be (and is) returned to the Guarantor for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made.

(d)                                             To the fullest extent permitted by applicable Legal Requirements, the Guarantor hereby expressly waives any and all rights or defenses related to this Guarantee arising by reason of any applicable Legal Requirements, including those which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind, all defenses which may be available by virtue of any stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Purchaser or any other Person interested in the Contemplated Transactions, and all suretyship defenses generally (other than willful misconduct or fraud, and defenses to the payment of the Guaranteed Obligations that are available to Purchaser under the Purchase Agreement or any other agreement entered into, under or in connection with, the Contemplated Transactions, which defenses shall be available to the Guarantor with respect to the Guaranteed Obligations, or breach by the Guaranteed Party of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from consummation of the Contemplated Transactions and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

(e)                                              The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates to not institute, any Legal Proceeding or bring any other claim asserting that this Guarantee or any term or condition set forth herein is illegal, invalid or unenforceable in accordance with its terms.

3. Sole Remedies. The Guaranteed Party agrees that with respect to its rights hereunder it has and shall have no right of recovery against the Guarantor or any of its Affiliates or any former, current or future, direct or indirect director, officer, employee, agent or Affiliate of any of the foregoing, any former, current or future, direct or indirect holder of any equity interests or securities of the foregoing (whether such holder is a limited or general partner, member, stockholder, securityholder or otherwise), any former, current or future assignee of any of the foregoing or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, securityholder, Affiliate, controlling Person or Representative or assignee of any of the foregoing other than Purchaser or its assignees under the Purchase Agreement (any such Person or entity, other than the Guarantor or Purchaser or their assignees under the Purchase Agreement, a “Related Person”), whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim by or on behalf of Purchaser against the Guarantor or any Related Person, or otherwise, except for its rights against the Guarantor under this Guarantee and pursuant to the terms and subject to the conditions hereof. Recourse against the Guarantor under this Guarantee shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Guaranteed Party and all of its Affiliates against the Guarantor and any Related Person (other than the Purchaser) in respect of the Guaranteed Obligations and/or any breach, loss or damage arising under, or in connection with, the Purchase Agreement or the Contemplated Transactions. The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any Legal Proceeding or bring any other claim arising under, or in connection with, the Purchase Agreement or the Contemplated Transactions, against the Guarantor or any Related Person (other than the Purchaser), except for claims of the Guaranteed Party against the Guarantor under this Guarantee. Nothing set forth in this Guarantee shall confer or give to any Person other than the Guaranteed Party any rights or remedies against any Person, including the Guarantor, except as expressly set forth herein. The Guaranteed Party acknowledges that the Guarantor is agreeing to enter into this Guarantee in reliance on the provisions set forth in this Section 3. This Section 3 shall survive termination of this Guarantee.

4. Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)                                                The Guarantor is a corporation, limited liability company, or limited partnership, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)                                                The Guarantor has all requisite corporate power and authority, limited liability company power and authority, or limited partnership power and authority, as applicable, to execute and deliver this Guarantee and to perform its obligations hereunder.  The execution, delivery and performance of this Guarantee has been duly and validly authorized by all necessary action on the part of the Guarantor.  This Guarantee has been duly and validly executed and delivered by the Guarantor, and, assuming the due authorization, execution and delivery hereof by the Guaranteed Party, constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exception.

(c)                                                 The execution and delivery of the Guarantee and the performance by the Guarantor of its obligations hereunder will not: (i) conflict with any provision of the charter, bylaws or other similar organizational documents of the Guarantor; (ii) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, any regulatory body, administrative agency, or other Governmental Body of the United States or China, other than such as have been made or obtained and except for the receipt of Chinese Government Approvals; or (iii) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Guarantor.

(d)                                                Neither the Guarantor nor any of its Affiliates has taken any action, and there is no arrangement made by or on behalf of the Guarantor or its Affiliates, that might result in the Guaranteed Party agreeing or becoming obligated to pay any brokerage, finder or other fee or commission in connection with the Contemplated Transactions.

(e)                                                 To the Knowledge of the Guarantor (i) there is no pending Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby or the Contemplated Transactions and (ii) no Legal Proceeding that if pending would be required to be disclosed under Section 4(e)(i) above has been threatened. There are no orders, injunctions, judgments, decrees, rulings, stipulations, assessments, or arbitration awards of any Governmental Body or arbitrator outstanding against the Guarantor that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of its obligations hereunder or the Contemplated Transactions.

(f)                                                  As of the date hereof, neither the Guarantor nor any of its Affiliates owns, directly or indirectly, beneficially (as such term is used in Rule 13d-3 promulgated under the Exchange Act) or of record, any capital stock or other securities of the Guaranteed Party or any options, warrants or other rights to acquire capital stock or other securities of, or any other economic interest (through derivative securities or otherwise) in the Guaranteed Party except, with respect to the Purchaser pursuant to the Purchase Agreement.

(g)                                                 The Guarantor has, and will cause the Purchaser to have at Closing, sufficient funds to pay the Purchase Price (less the Deposit and the Prior Payments, which shall be credited against the Purchase Price at the Closing in accordance with the terms hereof) and of the fees and expenses of the Purchaser related to the Contemplated Transactions.

5. Regulatory Filings.

(a)                                                Chinese Government Approvals.  The Guarantor will use its commercially reasonable efforts to obtain the Chinese Government Approvals (the “Chinese Approvals”). The Guarantor shall promptly notify the Guaranteed Party when Guarantor obtains all of the Chinese Government Approvals.

(b)                                                CFIUS.  The Parties will use their commercially reasonable efforts to take all steps necessary to secure as promptly as practicable a conclusion from CFIUS that there are not issues of national security sufficient to warrant further review of the Contemplated Transactions (the “CFIUS Approval,” and together with the Chinese Approvals, the “Regulatory Approvals”).

(c)                                                 Cooperation.  The Parties shall promptly advise each other of the receipt of (i) any material notice or other communication from any Governmental Body, or any Person on behalf of any Governmental Body, in connection with the Regulatory Approvals or (ii) any determination by a Party that additional material Regulatory Approvals may be required as a result of a change in Legal Requirements or interpretation thereof.  Further, upon the request of a Party hereto, the non-requesting Party shall promptly provide to the requesting Party an update on the status of any such Regulatory Approvals.

6. Standstill Agreement. Guarantor hereby covenants and agrees to comply in all respects with the standstill agreement as set forth in Section 5.5(a) and (b) of the Purchase Agreement and incorporated herein by reference. For purposes of this Section 6, the use of the defined term “Purchaser” in Sections 5.5(a) and (b) of the Purchase Agreement shall also be deemed to mean and include the Guarantor. This Section 6 shall be binding upon the Guarantor whether or not Chinese Government Approvals are obtained and shall survive termination of this Guarantee.

7. Conditions to Effectiveness. Upon execution of this Guarantee, and prior to the receipt of Chinese Government Approvals, Guarantor’s only obligations under this Guarantee shall be to comply with Sections 5(a) and (b) and 6 herein.  If and when Guarantor obtains all of the Chinese Government Approvals, Guarantor shall immediately and automatically, without further notice, be bound to the remainder of its stated obligations in this Guarantee.

8. Termination. This Guarantee shall terminate and the Guarantor shall have no further obligation under this Guarantee (other than Section 3 and Sections 10 through 19, all of which shall survive such termination) as of the earliest to occur of (i) the valid termination of the Purchase Agreement in accordance with its terms in any circumstances or (ii) the date that all Guaranteed Obligations have been indefeasibly performed and satisfied in full.

9. Continuing Guarantee. Except to the extent terminated pursuant to the provisions of Section 8 hereof, this Guarantee is a continuing one and shall remain in full force and effect until the satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Party.  This Guarantee may not be assigned by the Guaranteed Party without the prior written consent of the Guarantor. All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance on the terms of this Section 9.

10. Entire Agreement. This Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof.

11. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party or, in the case of waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Subject in each case to the limitations set forth in Section 2(a) hereof, each and every right, remedy and power hereby granted to the Guaranteed Party or allowed the Guaranteed Party by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

12. Counterparts. This Guarantee may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Parties. This Guarantee or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the Parties at the following addresses or at such other address for a Party as shall be specified by like notice:

if to the Guaranteed Party, to:

STR Holdings, Inc.

18 Craftsman Road

East Windsor, Connecticut 06088

Attention: Alan N. Forman, Senior Vice President and General Counsel

F: (860) 758 7416

E: alan.forman@STRHoldings.com

with a copy to counsel (which shall not constitute notice):

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Attention: Philip Flink

F:  (617) 289-0427

E:  pflink@brownrudnick.com

or to such other person at such other place as the Guaranteed Party shall designate to the Guarantor in writing; and

if to the Guarantor, to:

Zhenfa Energy Group Co., Ltd.

27th Floor, No. 1 Buildings

12 North Qingfeng

Yubei District

Chongqing

China

Attention: Zha Zhengfa, Chairman

F: (86) 023 63016609

with a copy to counsel (which shall not constitute notice):

Polsinelli PC

One East Washington St., Suite 1200

Phoenix, AZ 85004-2568

Attention: Karen Dickinson

F:  (602) 532-7447

E:  kdickinson@polsinelli.com

or to such other person at such other place as the Guarantor shall designate to the Guaranteed Party in writing.

14. Governing Law; Consent to Jurisdiction; Arbitration.

(a)                                                This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America; without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Legal Requirements of any other jurisdiction.

(b)                                                The Parties hereby agree that any disputes arising under this Agreement which cannot be settled amicably shall be required to be resolved through arbitration as set forth in this Section 14(b).  In any such case, the Parties hereto agree that any and all disputes which cannot be settled amicably, including any ancillary claims of any Party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Guarantee (including without limitation disputes regarding the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration under the 2012 Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules 2012”) conducted before three (3) arbitrators in London, England.  The Guarantor shall appoint one (1) arbitrator, the Guaranteed Party shall appoint one (1) arbitrator, and such two (2) arbitrators shall appoint the third arbitrator.  If the two (2) Party appointed arbitrators fail to agree on the selection of a third arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment of the third arbitrator in accordance with the ICC

Rules 2012.  The proceedings shall be in the English language, on the understanding that necessary translation shall be done from or to Chinese.  The substantive law governing the dispute shall be the laws of the State of Delaware.  The arbitrators shall not have powers or authority to change or alter the express conditions or provisions of this Guarantee, and shall not take any decisions ex aequo et bono.  Performance under this Guarantee shall continue if reasonably possible during any arbitration proceedings.  Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the Parties shall not disclose any awards, any materials produced in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain.  In the event arbitration occurs, the Parties agree that the arbitration award shall be final and binding.  All awards may, if necessary, be enforced by any court having jurisdiction in the same manner as a judgment in such court.

(c)                                                 In the event that any arbitration proceeding, suit or action is instituted to enforce any provision in this Guarantee, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs, and expenses of enforcing any right of such prevailing Party under or with respect to this Guarantee, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(d)                                                For the avoidance of doubt, the Parties hereto agree that all actions or proceedings involving the internal governance of the Company, including without limitation actions or proceedings involving Article V of the Purchase Agreement, are subject to exclusive jurisdiction in Delaware as provided by Section 11.11(b) of the Purchase Agreement and are not subject to arbitration as set forth in Section 14(b) hereof.

15. No Assignment. Neither this Guarantee nor any of the rights, interests or obligations hereunder shall be assigned by the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

16. No Third Party Beneficiaries. This Guarantee is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder.

17. Severability. In case any provision contained in this Guarantee should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18. Headings. The headings contained in this Guarantee are for convenience purposes only and shall not in any way affect the meaning or interpretation hereof.

19. Language and Version.  This Guarantee may be executed in both English and Chinese.  If any conflict or other inconsistency between the two language versions shall exist, the version written in English shall prevail.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

ZHENFA ENERGY GROUP CO., LTD.

By:	/s/ Zha Zhengfa
Name: Zha Zhengfa
Title: Chairman

IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee Agreement to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

STR HOLDINGS, INC.

By:	/s/ Robert S. Yorgensen
Name: Robert S. Yorgensen
Title: President and Chief Executive Officer